                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934





      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 21, 1996





                               TELXON CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

      DELAWARE                     0-11402                  74-1666060
(STATE OR OTHER JURISDICTION     (COMMISSION              (IRS EMPLOYER
   OF INCORPORATION)              FILE NUMBER)             IDENTIFICATION NO.)

                  3330 WEST MARKET STREET, AKRON, OHIO 44333
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       ISSUER'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (330) 867-3700





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ITEM 5.  OTHER EVENTS.

          On May 21, 1996, Telxon Corporation ("Telxon" or the "Company") issued a press release announcing its financial results for the fourth fiscal quarter and fiscal year ended March 31, 1996. A copy of the press release is included as
Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

          The press release references, among other matters, the Company's entry during the fourth fiscal quarter into new unsecured credit facilities totaling $120,000,000. These new facilities consist of (i) a five year $100 million credit facility, dated March 8, 1996, with The Bank of New York, as agent for a syndicate of participating lenders, and (ii) a supplemental 364 day, $20 million guidance facility, dated March 20, 1996, with Bank One, Akron, NA, which is also one of the participants in the Bank of New York facility. These facilities replaced pre-existing credit facilities with The Bank of New York Commercial Corporation and Bank One, Akron, NA. Each of these replacement credit facilities provides by its terms that the Indebtedness (as defined in the Indenture (the "Indenture"), dated December 1, 1995, between the Company and Bank One Trust Company, N.A., as trustee (the "Trustee"), under which the Company's $82,500,000 aggregate principal amount of 5 3/4% Convertible Subordinated Notes due 2003 (the "Notes") were issued in December 1995 (the "Debt Offering")) thereunder shall be "Designated Senior Indebtedness" within the meaning of the Indenture. Under the Indenture, the holders of Designated Senior Indebtedness are accorded special rights and priorities relative to the indebtedness evidenced by the Notes, as discussed in more detail below.

              The amounts of Senior Indebtedness (as defined in the Indenture) to which the Notes are subordinated, and the amounts of indebtedness and other liabilities of the Company's subsidiaries to which the Notes are effectively subordinated, as of March 31, 1996 were as follows (such amounts varying from time to time depending upon the operating and capital needs and operating results of Telxon and its subsidiaries):

              Senior Indebtedness                           $  5.7 million

              Indebtedness and Other Liabilities              42.8 million
                 of Subsidiaries*

              -------------------

              * Excludes intercompany liabilities and approximately $3.1 million at March 31, 1996 in subsidiaries' notes and letters of credit guaranteed by Telxon which are included in the amount of Senior Indebtedness above.




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        The indebtedness evidenced by the Notes is subordinated, to the extent provided in the Indenture, to the prior payment in full of all Senior Indebtedness. Upon any distribution of assets of the Company resulting from any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the Notes is subordinated, to the extent provided in the Indenture, in right of payment to the prior payment in full in cash of all Senior Indebtedness. In the event of any acceleration of the Notes because of an Event of Default (as defined), the holders of any Senior Indebtedness then outstanding would be entitled to payment in full in cash of all obligations in respect of such Senior Indebtedness before the holders of the Notes are entitled to receive any payment or distribution in respect thereof. The Indenture requires that the Company promptly notify holders of Senior Indebtedness if payment of the Notes is accelerated because of an Event of Default.

         The Company also may not make any payment upon or in respect of the Notes if (i) a default in the payment of the principal of, premium, if any, interest, rent or other obligations in respect of Senior Indebtedness occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness (as defined) that permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or other person permitted to give such notice under the Indenture. Payments on the Notes may and shall be resumed (a) in case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received. No new period of payment blockage may be commenced pursuant to a Payment Blockage Notice unless and until (i) 365 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have become due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

         By reason of the subordination provisions described above, holders of Senior Indebtedness may, in the event of the Company's bankruptcy, dissolution or reorganization, receive more, ratably, and holders of the Notes may receive less, ratably, than the other creditors of the Company. Such subordination will not prevent the occurrence of any Event of Default under the Indenture.

         The term "Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such indebtedness shall not be senior in right of payment to the Notes or expressly provides that such Indebtedness is "pari passu" or "junior" to the Notes. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) any Indebtedness of the Company to any
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subsidiary of the Company, a majority of the voting stock of which is owned, directly or indirectly, by the Company or (ii) the Company's 7 1/2% Convertible Subordinated Debentures Due 2012. The term "Indebtedness" means, with respect to any Person, and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof) (other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities (contingent or otherwise) in respect of leases of such Person as lessee required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person, and all obligations and other liabilities (contingent or otherwise) under any lease or related document (including a purchase agreement) in connection with any lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase such leased property, (d) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement,
(e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d), (f) any indebtedness or other obligations described in clauses (a) through (d) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person and, (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

         "Designated Senior Indebtedness" is defined in the Indenture to include two specified credit facilities maintained by the Company at the time of the Debt Offering as well as any other Senior Indebtedness if the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Indebtedness shall be "Designated Senior Indebtedness" for purposes of the Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness). Since the time of the Debt Offering, the Company has replaced the two specified credit facilities with the following revolving credit facilities, each of which replacement facilities provides by its terms that the Indebtedness thereunder shall be "Designated Senior Indebtedness" within the
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meaning of the Indenture: (i) a five year unsecured $100 million credit facility, dated March 8, 1996, with The Bank of New York, as agent for a syndicate of participating lenders, and (ii) a supplemental 364 day unsecured $20 million guidance facility, dated March 20, 1996, with Bank One, Akron, NA, which is also one of the participants in the Bank of New York facility.

         The Notes are obligations exclusively of the Company. Since the operations of the Company are partially conducted through its subsidiaries, the cash flow and the consequent ability to service debt, including the Notes, of the Company are partially dependent upon the earnings of any such subsidiaries (some of which are less than wholly owned) and the distribution of those earnings, or upon loans or other payments of funds, by those subsidiaries to the Company. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make any funds available therefor, whether by dividends, distributions, loans or other payments. In addition, the payment of dividends or distributions and the making of loans and other payments to the Company by any such subsidiaries could be subject to statutory or contractual restrictions, could be contingent upon the earnings of those subsidiaries, and are subject to various business considerations.

         Any right of the Company to receive any assets of any of its subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors), except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company.

        The Indenture contains no limitations on either (i) the amount of additional indebtedness, including Senior Indebtedness, which the Company can create, incur, assume or guarantee, or (ii) the amount of indebtedness and other liabilities which any subsidiary can create, incur, assume or guarantee.

         In the event that, notwithstanding the foregoing, the Trustee or any holder of Notes receives any payment or distribution of assets of the Company of any kind in contravention of any of the subordination provisions of the Indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Notes before all Senior Indebtedness is paid in full, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any

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concurrent payment or distribution, or provision therefor, to or for the holders of Senior Indebtedness.

         The Company is obligated to pay reasonable compensation to the Trustee and to indemnify the Trustee against any losses, liabilities or expenses incurred by it in connection with its duties relating to the Notes. The Trustee's claims for such payments will be senior to claims of holders of the Notes in respect of all funds collected or held by the Trustee.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.

               99    Press Release issued by registrant on May 21, 1996.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       TELXON CORPORATION



DATE: June 3, 1996                      By: /s/ Glenn S. Hansen
                                           -------------------
                                            Glenn S. Hansen
                                            Vice President, Legal Administration
                                             and Corporate Counsel